Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 6, 2021, Bill.com Holdings, Inc. (“Bill.com” or the “Company”) and DivvyPay, Inc. (“Divvy”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which Bill.com would combine with Divvy through a business combination and as a result Divvy would be a direct wholly-owned subsidiary of Bill.com. The acquisition was completed on June 1, 2021 (the “Acquisition Date”), pursuant to the Merger Agreement, with the Company acquiring all of the outstanding equity interests of Divvy in exchange for cash and stock consideration (the “Acquisition”).

The following unaudited pro forma condensed combined statement of operations of Bill.com and Divvy for the year ended June 30, 2021 combines the historical consolidated statements of operations of Bill.com for the year ended June 30, 2021, which includes Divvy from the period post Acquisition, June 1, 2021 to June 30, 2021, with the historical consolidated statements of operations of Divvy for the period from July 1, 2020 to June 1, 2021, giving effect to the Acquisition as if it had been completed on July 1, 2020, the first day of fiscal year 2021. A pro forma condensed combined balance sheet is not presented because the Acquisition is already reflected in the Company’s historical consolidated balance sheet as of June 30, 2021.

The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that Bill.com’s management believes are reasonable as of the date hereof. The unaudited pro forma condensed combined financial information is for informational purposes only, is not intended to represent or to be indicative of actual results of operations of Bill.com or Divvy had the Acquisition been completed on the date assumed, and should not be taken as indicative of future consolidated results of operations. The actual results may differ significantly from those reflected in the pro forma statement of operations for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma statements of operations and actual amounts.

In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

Bill.com’s audited consolidated financial statements and related notes as of and for the year ended June 30, 2021, included in the Annual Report on Form 10-K filed by Bill.com with the Securities and Exchange Commission (the “SEC”) on August 30, 2021;

•

Divvy’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, and unaudited condensed consolidated financial statements and related notes as of and for the three months ended March 31, 2021, which are included in Bill.com’s Current Report on Form 8-K/A filed on August 16, 2021.

The historical financial statements of Bill.com and Divvy have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

The historical financial information has been adjusted to give pro forma effect to final events that are related and/or directly attributable to the Acquisition and are factually supportable. The adjustments presented on the unaudited pro forma condensed combined statement of operations have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Acquisition.

The transaction accounting adjustments presented in the unaudited pro forma condensed combined financial information have been prepared using the acquisition method of accounting in accordance with GAAP under

Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Management determined that Bill.com is the accounting acquirer and Divvy is the accounting acquiree. Accordingly, consideration paid or exchanged by Bill.com to complete the Acquisition with Divvy is generally allocated to assets and liabilities of Divvy based on their estimated fair values as of the date of completion of the Acquisition. The acquisition method of accounting is dependent upon certain valuation assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Divvy based on Management’s best estimates of fair value. The actual purchase price allocation may vary based on final analyses of the fair value of the acquired assets and assumed liabilities.

The historical consolidated statement of operations of Divvy has been adjusted to reflect certain reclassifications in order to align financial statement presentation with that of Bill.com (refer to Note 2). Additionally, some amounts may not match the Divvy historical financial statements due to rounding. Bill.com has not had any historical relationship with Divvy prior to the Acquisition and thus no pro forma adjustments were required to eliminate activities between the parties.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Twelve Months Ended June 30, 2021

(in thousands, except per share data)

	Bill.com Holdings, Inc. (Historical for the fiscal year ended June 30, 2021)	DivvyPay, Inc. (Historical for the period from July 1, 2020 to June 1, 2021)	Reclassification Adjustments Note 2		Transaction Accounting Adjustments Note 3		Pro Forma Combined
Revenues
Subscription and transaction fees	$232,255	$—	$69,353	(1)	$—		$301,608
Interest on funds held for customers	6,010	—					6,010
Interchange revenue	—	66,812	(66,812	) (1)			—
Referral fee revenue	—	309	(309	) (1)			—
Other revenue	—	2,232	(2,232	) (1)			—

Total revenues	238,265	69,353	—		—		307,618

Cost of revenue	61,806	7,861			19	(aa)	94,613
					24,707	(bb)
					220	(ee)

Gross profit	176,459	61,492	—		(24,946)		213,005

Operating expenses
Research and development	90,235	—	15,963	(2)	83	(aa)	114,917
					8,636	(ee)
Product development	—	15,963	(15,963	) (2)			—
Sales and marketing	71,374	52,211	2,162	(4)	68	(aa)	160,974
					28,513	(bb)
					6,646	(ee)
General and administrative	128,817	19,332	10,290	(3)	99	(aa)	250,413
			17,802	(4)	13,557	(ee)
					60,516	(gg)
Provision for losses on acquired card receivables and loans receivables	—	10,290	(10,290	) (3)			—
Share repurchase compensation		19,964	(19,964	) (4)			—

Total operating expenses	290,426	117,760	—		118,118		526,304

Loss from operations	(113,967)	(56,268)	—		(143,064)		(313,299)
Other (expense) income, net	(25,370)	(8,612)			(766	) (cc)	(33,903)
					845	(dd)

Loss before benefit from income taxes	(139,337)	(64,880)	—		(142,985)		(347,202)
Benefit from income taxes	(40,617)				(16,966	) (ff)	(57,583)

Net loss	$(98,720)	$(64,880)	$—		$(126,019)		$(289,619)

Net loss per share attributable to common stockholders
Basic and diluted	$(1.19)						$(3.12)

Weighted average number of common shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	82,813				9,882	(hh)	92,695

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger and Basis of Pro Forma Presentation

On May 6, 2021, Bill.com and Divvy entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which Bill.com would combine with Divvy through a business combination and as a result Divvy would be a direct wholly-owned subsidiary of Bill.com. The acquisition was completed on June 1, 2021 (the “Acquisition Date”), pursuant to the Merger Agreement, with the Company acquiring all of the outstanding equity interests of Divvy in exchange for cash and stock consideration (the “Acquisition”).

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Bill.com as the accounting acquirer. The acquisition method of accounting, based on ASC 805, uses the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in alternative estimates using the same facts and circumstances. ASC 805 requires that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the merger date, with any excess purchase price allocated to goodwill.

For the purposes of preparing the unaudited condensed combined pro forma financial information, Bill.com has conducted a review of Divvy’s accounting policies to determine if differences in accounting policies or financial statement classifications exist that may require adjustments to or reclassification of Divvy’s results of operations to conform to Bill.com’s accounting policies and classifications. As a result of that review, Management identified certain reclassifications which are presented in the Reclassification Adjustments column on the pro forma statement of operations and further described in Note 2 below.

Bill.com follows a June 30 fiscal year end, whereas Divvy has historically followed a December 31 fiscal year end. For purposes of policy alignment, Divvy has adopted the June 30 fiscal year end date of Bill.com. In order to present the pro forma results on a June 30 fiscal year end basis, the historical results of Divvy presented in the unaudited pro forma condensed combined statement of operations were calculated as: Divvy’s historical consolidated statement of operations for the year ended December 31, 2020, less Divvy’s statement of operations for the six months ended June 30, 2020, plus Divvy’s statement of operations for the period from January 1, 2021 to June 1, 2021.

2.	Reclassification Adjustments

Reclassification adjustments were made to Divvy’s statement of operations. The classifications of certain income statement items presented by Divvy under GAAP have been adjusted to align with the presentation used by Bill.com under GAAP. These adjustments are shown in the “Reclassification Adjustments” column on the pro forma statement of operations and are as follows:

Pro Forma Statement of Operations Adjustments:

(1)

Reflects the reclassification from interchange revenue, referral fee revenue and other revenue to subscription and transaction fees to align with the line items present on Bill.com’s Consolidated Statement of Operations. The reclassification for the period from July 1, 2020 through the June 1, 2021 transaction date is $69.4 million.

(2)

Reflects the reclassification from product development expense to research and development expense to align with the line items present on Bill.com’s Consolidated Statement of Operations. The reclassification for the period from July 1, 2020 through the June 1, 2021 transaction date is $16.0 million.

(3)

Reflects the reclassification from provision for losses on acquired card receivables to general and administrative expense to align with the line items present on Bill.com’s Consolidated Statement of Operations. The reclassification for the period through the June 1 2021 transaction date is $10.3 million.

(4)

Reflects the reclassification from share repurchase compensation to align with the line items present on Bill.com’s Consolidated Statement of Operations. Of the total $20.0 million for the period from July 1, 2020 through the June 1, 2021 transaction date, $17.8 million is reclassified to general and administrative expense, and $2.2 million is reclassified to sales and marketing expense.

3.	Transaction Accounting Adjustments

Pro Forma Statement of Operations Adjustments:

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2021 are as follows:

(aa)	Reflects the adjustment to depreciation expense related to the fair value adjustment of property and equipment and is based on the useful life.

	Estimated Useful Life (In years)	Fair Value (In thousands)	Depreciation Expense for July 1, 2020 to June 1, 2021 (in thousands)
Software and equipment	3	$1,049	$357
Furniture and fixtures	3	2,956	904
Leasehold improvements	9	11,800	1,229

Total		$15,805	2,490

Less: Historical depreciation expense			(2,221)

Pro Forma Adjustment			$269

(bb)

Reflects incremental amortization of acquired intangible assets related to the fair value adjustment and is based on the useful life. Given the preliminary valuations of intangible assets, the sensitivity of the annual amortization expense and impact to goodwill was considered. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of $6.3 million, assuming an overall weighted average useful life of 6.7 years.

	Estimated Useful Life (In years)	Fair Value (In thousands)	Amortization Expense for July 1, 2020 to June 1, 2021 (in thousands)
Developed technology	6	$191,000	$29,181
Customer relationships	10	198,000	18,150
Trade name	3	34,000	10,389

Total		$423,000	57,720

Less: Historical amortization expense			(4,500)

Pro Forma Adjustment			$53,220

(cc)	Reflects the incremental amortization related to the fair value adjustment of debt based on the effective interest rate method of amortization.

(dd)

Reflects the reversal of amortization of deferred financing costs. As a result of the Divvy debt being fair valued as of the date of Acquisition, the unamortized deferred financing costs were eliminated as well as the associated historical expense.

(ee)

Reflects an adjustment for the difference between the historical share-based compensation cost recorded by Divvy and the estimated share-based compensation expense related to the replacement awards granted in the Acquisition. For the period from July 1, 2020 through the June 1, 2021 transaction date, the total $29.1 million expense represents the replacement awards compensation expense over the historical expense recorded by Divvy.

(ff)

The Company has determined that the net deferred tax liability resulting from the acquisition is sufficient to realize a portion of Bill.com’s preexisting deferred tax assets. The valuation allowance on Bill.com’s deferred tax assets was partially released on the date of acquisition and resulted in an estimated financial statement income tax benefit. Additionally, the combined entity would have benefited from the Company’s historical pretax losses in the pro forma period presented and, therefore, has recorded transaction accounting adjustments to reflect the corresponding income tax benefit based on a blended federal and state statutory rate of approximately 25%. These income tax benefits are nonrecurring. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-acquisition activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

Further, the combined company’s ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes will be subject to limitations. In general, under Section 382 of the Internal Revenue Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholder’s lowest percentage ownership during the testing period (generally three years).

(gg)	Reflects transaction costs incurred as a part of the Acquisition. The transaction costs not already reflected in historical financials are comprised of $60.5 million incurred by Divvy.

(hh)

Reflects the pro forma weighted average shares outstanding as if the shares of Bill.com’s common stock that were issued as part of the Acquisition had been issued on July 1, 2020. The pro forma weighted average diluted shares outstanding excludes the impact of the replacement awards issued in the Divvy Acquisition because their inclusion would have been anti-dilutive.